Exhibit 10.14

IPSCO Inc.

2005 Form 10-K

RESTRICTED SHARE AWARD AGREEMENT

THIS AGREEMENT made the 1st day of October, 2004.

BETWEEN:

IPSCO INC., a corporation incorporated under the laws of Canada,

(the “Corporation”),

OF THE FIRST PART,

-and-

DAVID S. SUTHERLAND, of Naperville, Illinois,

(the “Participant”),

OF THE SECOND PART.

WHEREAS the Corporation has established an Incentive Share Option Plan (which, as amended from time to time by the Board of Directors of the Corporation and approved by Shareholders, is hereinafter referred to as the “Plan”) whereby certain designated officers, employees and directors of the Corporation and its Subsidiaries may from time to time be granted Awards;

AND WHEREAS the Participant, as an officer of the Corporation, has been designated to receive a grant of shares of the Corporation (the “Restricted Shares”), being Common Shares, which are to be issued subject to the restrictions set forth herein and of the Plan;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants herein contained the parties do hereby agree as follows:

1.                                      Grant

Subject to and conditional upon compliance with the applicable requirements of each stock exchange on which the Common Shares of the Corporation are listed and of any governmental authority or regulatory body to which the Corporation is subject, the Corporation hereby awards, and issues to and in the name of the Participant an aggregate of 35,000 Restricted Shares of the Corporation on the terms set out in this Agreement.

2.                                      Restriction Period

From the date hereof until the restrictions on the Restricted Shares set forth herein terminate (the “Restriction Period”), the Restricted Shares shall not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of; provided, however, that any of the Restricted Shares may be exchanged for any other Common Shares of the Corporation that are similarly restricted.

The Restriction Period shall terminate with respect to one percent (100%) of the Restricted Shares and upon the earliest to occur of the following events:

(a)                                  the date of a Change of Control;

(b)                                 July 29, 2007, provided that the Performance Objective is met; and

(c)                                  the seventh Anniversary of the Commencement Date (each, a “Vesting Date”);

provided further in each case that the Participant is employed (or is deemed by Section 4 to be employed) by the Corporation or a Subsidiary on the Vesting Date and has been (or is deemed by Section 4 to have been) continuously so employed since the date hereof.

3.                                      Change of Control

For the purposes of this Agreement, the date of a Change of Control means the date on which any one of the following occurs:  (a) any person or group of persons acting in concert acquires beneficial ownership (within the meaning of The Securities Act (Saskatchewan)) of 20% or more of the outstanding Common Shares of the Corporation, or securities convertible into 20% or more of the outstanding Common Shares on a post-conversion basis; (b) during a period of not more than 24 months, a majority of the Board of Directors ceases to consist of the existing membership or successors nominated by the existing membership or their similar successors; (c) all or substantially all of the individuals and entities who were the beneficial owners of the Corporation’s outstanding securities entitled to vote do not own more than 50% of such securities in substantially the same proportions following a shareholder approved reorganization, merger, or consolidation; or (d) shareholder approval of either (i) a complete liquidation or dissolution of the Corporation or (ii) a sale or other disposition of all or substantially all of the assets of the Corporation, or a transaction having a similar effect.  For purposes of clause (c) above, if an individual or entity owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock or similar transaction, such shareholder is considered to be acting as a group with other shareholders only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

4.                                      Performance Period/Performance Objective

The performance period applicable to the Restricted Shares (the “Performance Period”) shall be the period beginning on July 29, 2004, (the “Commencement Date”) and ending on July 29, 2007.  The performance objective applicable to the Restricted Shares (the “Performance Objective”) shall be achieved if the average of the Fair Market Value of the Common Shares equals or exceeds Cdn$35 per share over a Target Trading Period (as defined below) that ends prior to expiration of the Performance Period.  For purposes of this Agreement, the “Target Trading Period” shall be any period of 10 consecutive days (each, a “Trading Day”) on which the Common Shares are traded on the primary securities exchange on which the Common Shares are traded.  The Trading Day on which the Fair Market Value of the Common Shares is highest and the Trading Day on which the Fair Market Value of the Common Shares is lowest shall be disregarded when calculating the average Fair Market Value of the Common Shares in respect to a Target Trading Period.

5.                                      Termination of Employment

(a)           If the Participant ceases to be an employee of the Corporation (and if the Participant is an employee or officer of any Subsidiary, the Participant also ceases to be an employee or officer of the Subsidiary) as a result of:

(i)                                     disability (as defined in Section 7(j)(i) of the Plan);

(ii)                                  retirement (as defined in Section 7(j)(2) of the Plan);

(iii)                               termination of employment after either:

(A)                              attaining sixty-five years of age or;

(B)                                attaining sixty-two years of age and completing five years of continuous employment; or

(iv)                              death of the Participant; or

(v)                                 such other circumstance as may be approved by the Board of Directors;

the Participant shall be deemed, for the purposes of Section 2 hereof (Restriction Period), to be employed by the Corporation or Subsidiary on the Vesting Date and to have been continuously employed since the Vesting Commencement Date.

(b)           If the Participant ceases to be an employee of the Corporation or a Subsidiary in any circumstance other than as described in Section 5(a) hereof (including termination by the Corporation with or without cause, and termination for any reason by the Participant) all of the Participant’s rights and interest in and to such Restricted Shares, shall thereupon terminate without payment of consideration by the Corporation.  For greater certainty, the Participant’s employment shall not be considered to terminate where there is a transfer of the Participant’s employment without an intervening period from the Corporation to a Subsidiary or vice versa, or from one Subsidiary to another, or by reason of an approved leave of absence under the circumstances set forth in Section 10 below.

6.                                      Restricted Share Certificates

The Participant agrees that at any time prior to the termination of the Restricted Period, the Corporation may request that a certificate representing the Restricted Shares be issued with such legend thereon as the Corporation may require.  Any such certificate shall be issued at the cost of the Corporation.  The Corporation shall retain possession of any certificates issued representing the Restricted Shares until the later to occur of the termination of the Restricted Period and the termination of the security interest described in Section 8.

7.                                      Rights of Restricted Shareholder

Except as set forth in this Agreement, upon the issuance of the Restricted Shares a Participant shall have all of the rights of the Shareholder, including the right to vote the Restricted Shares and the right to receive dividends thereon.  The Corporation shall issue the Participant’s Restricted Shares upon execution of this Agreement, the listing (or authorization of listing upon official notice of issuance) of the Restricted Shares upon each stock exchange on which the Common Shares are listed and there have been compliance with such laws and regulations, as the Corporation may deem applicable.  The Corporation agrees to use reasonable commercial efforts to effect such listing and compliance.

8.                                      Withholding Taxes

The Participant agrees to pay the Corporation, or otherwise make arrangements satisfactory to the Corporation regarding the payment of any federal, state, or local taxes required or authorized by law to be held with respect to the award of Restricted

Shares or the termination of the Restriction Period (the “Withholding Taxes”).  The Corporation shall have, to the extent permitted by law, the right to deduct from any payment of any kind otherwise due the Participant, any Withholding Taxes and to condition the delivery of the Common Shares after the termination of the Restriction Period on the payment to the Corporation of the Withholding Taxes.  The Participant hereby grants to the Corporation a security interest in the Restricted Shares to secure reconveyance of the Restricted Shares to the Corporation upon any deemed donation to the Corporation and to ensure adequate provision for the Withholding Taxes.  The Corporation shall release its security interest in respect of any Restricted Shares as to which (a) the Restriction Period has terminated and (b) all Withholding Taxes have been paid.  In lieu of payment of such amount in cash, the Participant may pay all or a portion of the Withholding Taxes by (i) delivery of Common Shares not subject to any Restriction Period, or (ii) having the Corporation withhold a portion of the Common Shares otherwise to be delivered upon expiration of the Restriction Period.

9.                                      Other Distributions

If any distribution is made to the holders of Common Shares other than a cash dividend, or if new, different, or additional shares or other securities of the Corporation or of another corporation are received by holders of Common Shares, or if any recapitalization or reclassification, split-up or consolidation of the Common Shares shall be effected, or, if in connection with a merger or consolidation of the Corporation or a sale by the Corporation of all or a part of its assets, the Common Shares are exchanged for a different number or class of shares of stock or other securities of the Corporation or for shares of stock or securities of any other corporation, then any such other security shall be subject to similar restrictions as the Restricted Shares, shall be subject to the security interest provided for in Section 8 and the number and class of Restricted Shares, and restrictions, terms, and other conditions applicable to any other securities shall be equally determined by the Committee.

10.                               Leave of Absence

If the Participant is an employee of the Corporation and is granted a temporary leave of absence by the Corporation, such leave of absence shall be deemed a continuation of employment of the Participant provided if and so long as:

(a)                                  the Corporation consents in writing to such leave of absence; and

(b)                                 the Participant thereafter returns to full time employment with the Corporation for a period of six months, notwithstanding the possible expiration of the Performance Period.

For greater certainty, the provisions of Section 10(b) hereof, shall be subject always to (i) immediate vesting on the occurrence of a Change of Control as described in Section 3 hereof, and (ii) the deemed continuous employment provisions of Section 4.

11.                               Notice

All notices, demands, payments or other communications which may be or are required to be given under this Agreement shall be given in writing by personal delivery or ordinary prepaid mail:

(a)                                  to the Corporation or a Subsidiary:

650 Warrenville Road, Suite 500

Lisle, IL 60532

Attention:  Vice President, General Counsel

and Corporate Secretary

(b)                                 to the Participant:

Naperville, IL

or such other address as either party may give in writing from time to time.  Such notices if given by mail shall be deemed to have been received by the party to whom they are addressed as described herein 72 hours after they have been put in the post, postage prepaid, provided that if postal services are disrupted by labour disputes, such mailed notices shall be deemed to have been given and received on the date of actual receipt by the addressee.

12.                               Plan to Apply

The Award is granted under the Plan and the Award and this Agreement are subject to the terms and conditions of the Plan.  In the event of any inconsistent provisions between this Agreement and the Plan, the provisions of the Plan shall control.  Capitalized terms used in this Agreement without definition have the meaning assigned to them in the Plan.  References to sections are to sections of this Agreement unless otherwise noted.  The titles to sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to any title of any section.  This Agreement shall also be subject to the applicable requirements of the Toronto Stock Exchange, the Canadian Securities Administrators, the United States Securities and Exchange Commission and the New York Stock Exchange from time to time.

13.                               Compliance with the Law

The Corporation shall make reasonable efforts to comply with all applicable federal, state and provincial securities laws.  However, the Corporation shall not issue any shares or other securities pursuant to this Agreement if their issuance would result in a violation of any such law.  If at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of any shares subject to this Award upon any securities exchange or under any federal, state or provincial law, or the consent or approval of any government or regulatory body is necessary or desirable the condition of, or in connection with, the granting of this Award or the issue of Common Shares hereunder, no rights may be exercised and the Common Shares may not be delivered pursuant to the Award, in full or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee and any delay caused shall in no way affect the dates of vesting or forfeiture of the Award.

14.                               No Implied Promises

By accepting the Award and executing this Agreement, the Participant recognizes and agrees that the Corporation and its Subsidiaries, and each of their officers, directors, agents and employees, including but not limited to the Board of Directors and the Committee in their oversight or conduct of the business and affairs of the Corporation and its Subsidiaries may, in good faith, cause the Corporation and/or a Subsidiary to act or omit to act in a manner that will, directly or indirectly, prevent all or part of the Performance Units from being non-forfeitable.  No provision of this Agreement shall be interpreted or construed to impose any liability upon the Corporation, any Subsidiary, or any officer, director, agent or employee of the Corporation or Subsidiary, or the Board of Directors or the Committee for any forfeiture of Performance Units that may result, directly or indirectly, from any such action or omission, or shall be interpreted or construed to impose any obligation on the part of any such entity or person to refrain from any such action or omission.

15.                               Relation to Other Benefits

The benefits received by Participant under this Agreement will not be taken into account in determining any benefits to which the Participant may be entitled under any profit sharing, retirement, life insurance or other benefit or compensation plan maintained by the Corporation or its Subsidiaries.

16.                               Dispute

The Committee shall interpret and construe this Agreement and make all determinations hereunder, and any such interpretation, construction or determination by the Committee shall be binding and conclusive on the Corporation or a Subsidiary (as the case may be), the Participant and on any person or entity claiming under or through either of them.  Without limiting the generality of the foregoing, any determination of whether the Participant’s employment terminates by reason of “Retirement” or for “Disability” within the meaning of Section 4 hereof, shall be made by and in the sole discretion of the Committee, whose decision shall be final and binding on the Corporation or Subsidiary (as the case may be), the Participant and any person or entity claiming under or through any of them.

17.                               Miscellaneous

(a)                                  Nothing in this Agreement shall confer upon the Participant any right to continue in the employ or other service of the Corporation or any Subsidiary, or shall limit in any manner the right of the Corporation or any Subsidiary to terminate the employment or other service of the Participant or adjust the compensation of the Participant.

(b)                                 The Participant shall forthwith and from time to time do all such acts and things and execute and deliver all such instruments, writings and assurances as may be necessary to carry out this Agreement in accordance with its true intent.

(c)                                  This Agreement shall be binding upon the successors, assigns, executors and administrators of the parties hereto and upon any beneficiary of the Participant.

(d)                                 Any waiver by a party of another party’s performance of, or compliance with, a term or condition of this Agreement shall not operate or be construed as a waiver of any subsequent failure by such party to perform or comply.

(e)                                  Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof, or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(f)                                    This Agreement shall be governed by the laws of the State of Illinois without regard to conflicts of law principles.

[signature page to follow]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

IPSCO INC.

Per:	/s/ George H. Valentine

Per:	/s/ Raymond J. Rarey

PARTICIPANT

/s/ David S. Sutherland
David S. Sutherland